UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014

 The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of The Providence Service Corporation (the “Company”) was held on July 23, 2014 for the following purposes:

a)

To elect one Class 2 director to serve for a three year term until the 2017 annual meeting of stockholders and until his successor has been duly elected and qualified. The nominee for director was elected by a vote of our stockholders as follows:

	Total Affirmative Votes	Total Votes Withheld	Total Broker Non-Votes
Warren S. Rustand	12,099,891	416,501	462,084

b)	To hold a non-binding advisory vote on executive compensation. Our stockholders approved on a non-binding advisory basis executive compensation as follows:

Votes For	12,503,880

Votes Against	4,144

Abstentions	8,368

Broker Non-Votes	462,084

c)

To approve an amendment to section SIXTH of the Second Amended and Restated Certificate of Incorporation of the Company to reflect that the Board of Directors will consist of not less than four nor more than eleven directors. The amendment to section SIXTH of the Second Amended and Restated Certificate of Incorporation of the Company was approved by our stockholders as follows:

Votes For	11,209,542

Votes Against	1,761,705

Abstentions	7,229

Broker Non-Votes	-

d)

To approve an amendment to The Providence Service Corporation 2006 Long-Term Incentive Plan. Our stockholders approved the amendment to The Providence Service Corporation 2006 Long-Term Incentive Plan as follows:

Votes For	11,710,137

Votes Against	798,327

Abstentions	7,928

Broker Non-Votes	462,084

e)

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. The approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved by our stockholders as follows:

Votes For	12,967,120

Votes Against	4,035

Abstentions	7,321

Broker Non-Votes	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: July 29, 2014	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer